Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-59686, 333-64638, 333-89292 and 333-139274 on Form S-8 of our reports dated June 28, 2007, relating to the consolidated financial statements of Etablissements Delhaize Frères et Cie “Le Lion” (Groupe Delhaize) S.A. and subsidiaries and management’s report on the effectiveness of internal control over financial reporting (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph relating to differences between International Financial Reporting Standards and accounting principles generally accepted in the United States of America) appearing in this Annual Report on Form 20-F of Etablissements Delhaize Frères et Cie “Le Lion” (Groupe Delhaize) S.A. and subsidiaries for the year ended December 31, 2006.

Diegem, Belgium

June 28, 2007

/s/ Philip Maeyaert

DELOITTE Bedrijfsrevisoren / Reviseurs d’Entreprises

BV o.v.v.e. CVBA / SC s.f.d. SCRL

Represented by Philip Maeyaert